Calculation of Filing Fee Tables
S-8
Ascendis Pharma A/S
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, DKK 1 nominal value per share	Other	100,000	$ 225.76	$ 22,576,000.00	0.0001381	$ 3,117.75
2	Equity	Ordinary shares, DKK 1 nominal value per share	Other	541,771	$ 225.76	$ 122,310,221.00	0.0001381	$ 16,891.05
3	Equity	Ordinary shares, DKK 1 nominal value per share	Other	102,778	$ 225.76	$ 23,203,161.00	0.0001381	$ 3,204.36
Total Offering Amounts:						$ 168,089,382.00		$ 23,213.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,213.16
Offering Note
[1]	* The ordinary shares registered hereby may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-201695). (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Incentive Scheme pursuant to Appendix 1a to the Articles of Association of Ascendis Pharma A/S (the "Appendix 1a Incentive Scheme"), the Ascendis Pharma A/S Restricted Stock Unit Program (the "RSU Program") and the Ascendis Pharma A/S Performance Stock Unit Program (the "PSU Program"), by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding ordinary shares. (2) Represents 100,000 ordinary shares represented by ADSs available for future issuance under the Appendix 1a Incentive Scheme. (3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's ADSs as reported on the Nasdaq Global Select Market on February 20, 2026, which date is within five business days prior to filing this Registration Statement.

[2]	* The ordinary shares registered hereby may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-201695). (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Incentive Scheme pursuant to Appendix 1a to the Articles of Association of Ascendis Pharma A/S (the "Appendix 1a Incentive Scheme"), the Ascendis Pharma A/S Restricted Stock Unit Program (the "RSU Program") and the Ascendis Pharma A/S Performance Stock Unit Program (the "PSU Program"), by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding ordinary shares. (3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's ADSs as reported on the Nasdaq Global Select Market on February 20, 2026, which date is within five business days prior to filing this Registration Statement. (4) Represents ordinary shares represented by ADSs available for future issuance under the RSU Program.

[3]	* The ordinary shares registered hereby may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-201695). (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Incentive Scheme pursuant to Appendix 1a to the Articles of Association of Ascendis Pharma A/S (the "Appendix 1a Incentive Scheme"), the Ascendis Pharma A/S Restricted Stock Unit Program (the "RSU Program") and the Ascendis Pharma A/S Performance Stock Unit Program (the "PSU Program"), by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding ordinary shares. (3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's ADSs as reported on the Nasdaq Global Select Market on February 20, 2026, which date is within five business days prior to filing this Registration Statement. (5) Represents ordinary shares represented by ADSs available for future issuance under the PSU Program.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A